Exhibit 5.1

Our File No.	1007463-275887-Transaction Documents

November 20, 2020

The Board of Directors

Electrameccanica Vehicles Corp.

102 East 1st Avenue

Vancouver, British Columbia

Canada V5T 1A4

Dear Sirs:

Re:

Electrameccanica Vehicles Corp.
Registration Statement on Form F-3

We have acted as legal counsel to Electrameccanica Vehicles Corp., a British Columbia corporation (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to, among other things, the proposed public offering of the following securities of the Company, for an aggregate initial offering price of up to US$200,000,000:

•	common shares, without par value, in the capital of the Company (collectively, the “Common Shares”);

•	preferred shares, without par value, in the capital of the Company (collectively, the “Preferred Shares”);

•	warrants to purchase Common Shares (collectively, the “Warrants”); and

•	any combination of Common Shares, Preferred Shares or Warrants (collectively, the “Units”);

(the Common Shares, the Preferred Shares, the Warrants and the Units being, collectively, the “Offered Securities”).

The Registration Statement includes a prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a “Prospectus Supplement”).

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The Warrants may be issued under one or more warrant indentures or warrant agency agreements in the form or forms to be incorporated by reference as Exhibit 4.4 to the Registration Statement (each a “Warrant Indenture”) between the Company and, in each case, a bank or trust company to be identified therein as the warrant agent (each a “Warrant Agent”). The Units may be issued under one or more unit agreements in the form or forms to be incorporated by reference as Exhibit 4.5 to the Registration Statement (each a “Unit Agreement”) between the Company and, in each case, a unit agent to be identified therein (each a “Unit Agent”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Offered Securities.

Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

•	the Registration Statement dated November 20, 2020 and the exhibits attached thereto;

•	the Notice of Articles of the Company (the “Notice of Articles”) and Articles of the Company (the “Articles”) as in effect on the date hereof (together, the “Charter Documents”);

•	a Certificate of Good Standing, issued by the Registrar of Companies for British Columbia in respect of the Company, dated November 20, 2020 (the “Certificate of Good Standing”);

•	certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Offered Securities and related matters; and

•	other documents as we have deemed relevant.

In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

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Assumptions, Limitations and Qualifications

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and will continue to be effective at all relevant times;

•	an appropriate Prospectus Supplement with respect to the Offered Securities will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

•	all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

•	at the time of the issuance of any of the Offered Securities, the Company will validly exist and will be duly qualified and in good standing under the laws of the Province of British Columbia, and will have the necessary corporate power and authority to issue such Offered Securities and to execute and deliver any applicable Warrant Indenture or Unit Agreement;

•	at the time of the issuance of any of the Offered Securities, the Notice of Articles and Articles of the Company will be in full force and effect and will not have not been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, in each case since the date hereof;

•	any definitive purchase, subscription, underwriting or similar agreement with respect to any of the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

•	at the time of any offering or sale of any Common Shares, any Preferred Shares, any Warrants exercisable or exchangeable into Common Shares, or any Units comprised of, in whole or in part, Common Shares and/or Preferred Shares, and as of the date of the issuance of any Common Shares issuable upon conversion of Preferred Shares or upon exercise of any Warrants, there will be sufficient Common Shares and Preferred Shares, as applicable, authorized and unissued under the Company’s then operative Charter Documents and not otherwise reserved for issuance;

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•	any Offered Securities issuable upon exercise, exchange or conversion of any other Offered Securities offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise;

•	each Warrant Indenture and Unit Agreement will be governed by the laws of the Province of British Columbia and that such choice of law is a valid and legal provision;

•	each Warrant Indenture and Unit Agreement will be duly authorized, executed and delivered by the respective Warrant Agent or Unit Agent, and any Warrants or Units that may be issued will be manually authenticated, signed or counter-signed, as the case may be, by duly authorized officers or the respective Warrant Agent or Unit Agent;

•	the terms of the Offered Securities will have been established so as not to, and the execution and delivery by the Company of, and the performance of its obligations under any Warrant Indenture or Unit Agreement, will not constitute a default under:

o	any agreement or instrument to which the Company or its assets are subject;

o	any law, rule or regulation to which the Company or its assets are subject;

o	any judicial or regulatory order or decree or any governmental authority; or

o	any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

•	with respect to any Common Shares, Preferred Shares or Warrants issuable upon exchange or conversion of any Units, that the conditions for exchange or conversion of the Units have been satisfied in accordance with the terms of the applicable Unit Agreement; and

•	the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up to date, and correctly reflect the directors and officers of the Company.

In addition, we have assumed:

•	the legal capacity of all natural persons;

•	genuineness of all signatures on documents examined by us;

•	the authenticity of all documents submitted to us as originals;

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•	the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and

•	that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.

The opinions expressed in this letter are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “applicable law”). We have not considered, and do not express any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion under the Act or any other United States federal or state securities laws.

Opinion

Based upon and subject to the foregoing, we are of the opinion that:

Common Shares

1.	Any Common Shares offered by the Company, including any Common Shares (a) duly issued upon the exercise of any Warrants pursuant to the terms thereof, (b) duly issued upon the conversion of any Preferred Shares pursuant to the terms thereof, or (c) that form part of any Units (together, the “Offered Common Shares”), will be duly authorized, validly issued, fully paid and non-assessable, provided that:

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Common Shares, the consideration to be received therefor, and related matters (the “Common Share Authorization”);

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•	the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•	if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	the Offered Common Shares are issued and sold as contemplated in the Common Share Authorization;

•	certificates representing the Offered Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the central securities register of the Company, in each case in accordance with the Business Corporations Act (British Columbia) (the “Corporations Act”) and the Charter Documents;

•	the Offered Common Shares are registered in the Company’s central securities register; and

•	the Company has received payment of the agreed upon legal consideration for the Offered Common Shares, and the Offered Common Shares are delivered by or on behalf of the Company against payment therefor, provided that the consideration therefor is not less than permitted under the Corporations Act;

and assuming that:

•	the terms of the Offered Common Shares are as described in the Common Share Authorization; and

•	the Offered Common Shares are then issued and sold as contemplated in the Common Share Authorization.

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Preferred Shares

2.	Any Preferred Shares offered by the Company, including any Preferred Shares that form part of any Units (together, the “Offered Preferred Shares”), will be duly authorized, validly issued, fully paid and non-assessable, provided that:

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Preferred Shares, the consideration to be received therefor, and related matters (the “Preferred Share Authorization”);

•	the terms of the issuance and sale of the Offered Preferred Shares have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•	if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	the Offered Preferred Shares are issued and sold as contemplated in the Preferred Share Authorization;

•	certificates representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the central securities register of the Company, in each case in accordance with the Corporations Act and the Charter Documents;

•	the Offered Preferred Shares are registered in the Company’s central securities register; and

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•	the Company has received payment of the agreed upon legal consideration for the Offered Preferred Shares, and the Offered Preferred Shares are delivered by or on behalf of the Company against payment therefor, provided that the consideration therefor is not less than permitted under the Corporations Act;

and assuming that:

•	the terms of the Offered Preferred Shares are as described in the Preferred Share Authorization; and

•	the Offered Preferred Shares are then issued and sold as contemplated in the Preferred Share Authorization.

Warrants

3.	Any Warrants offered by the Company, including any Warrants that form a part of any Units (the “Offered Warrants”), will be duly authorized and validly issued, provided that:

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Warrant Indenture, if any, and the issuance and terms of the Offered Warrants and the Offered Common Shares into which the Offered Warrants are exercisable, the consideration to be received therefor, and related matters (the “Warrant Authorization”);

•	the terms of the Offered Warrants and of their issuance and sale have been established in conformity with the applicable Warrant Indenture, if any, so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent;

•	if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto;

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•	a Warrant Indenture, if any, relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with applicable law;

•	the Offered Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Indenture, if any, applicable law and the Warrant Authorization;

•	the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Indenture, if any, applicable law and the Warrant Authorization; and

•	the Company has received the agreed upon legal consideration for the issuance of the Offered Warrants and the Warrants are delivered by or on behalf of the Company against payment therefor;

and assuming that:

•	the terms of the Offered Warrants are as described in the Warrant Authorization; and

•	the Offered Warrant Shares are then issued and sold as contemplated in the Warrant Authorization.

Units

4.	Any Units offered by the Company (together, the “Offered Units”) will be duly authorized and validly issued, provided that:

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Unit Agreement, if any, and the issuance and terms of the Units and the Offered Securities comprising the Units, the consideration to be received therefor, and related matters (the “Unit Authorization”);

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•	the terms of the Units, including the Offered Securities comprising the Units, and of their issuance and sale have been established in conformity with the applicable Unit Agreement, if any, so as not to violate any applicable law or the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Unit Agent;

•	if the Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	a Unit Agreement, if any, relating to the Offered Units has been duly authorized, executed and delivered by the Company and the Unit Agent in accordance with applicable law;

•	the Offered Units have been duly authorized and duly established in accordance with the terms of the Unit Agreement, if any, applicable law and the Unit Authorization;

•	the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the Unit Agreement, if any, applicable law and the Unit Authorization; and

•	the Company has received the agreed upon legal consideration for the issuance of the Units and the Units are delivered by or on behalf of the Company against payment therefor, which consideration, in the case of Units including Common Shares and/or Preferred Shares, shall consist of legal consideration not less than permitted under the Corporations Act;

and assuming that:

•	any Common Shares that form a part of such Units are issued in the manner contemplated in paragraph 1 above;

•	any Preferred Shares that form a part of such Units are issued in the manner contemplated in paragraph 2 above;

•	any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 3 above; and

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•	the Offered Units are then issued and sold as contemplated in the Unit Authorization.

Consent

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Experts” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ McMillan LLP